STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 30, 2008

Job Number: C20080530-2029
Reference Number: 00001881035-86
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20050398586-06	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20050398586-06
Dean Heller Secretary of State State of Nevada	Filing Date and Time 09/09/2005 4:26 PM
	Entity Number E0622842005-1

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Outcast, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Silver Shield Services, Inc. (Name) 2840 Hwy 95Alt S #7 (Street Address), Silver Springs (City), NEVADA, 89429 (Zip Code) Optional Mailing Address: (City) (State) (Zip Code)
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: Par value: $ Number of shares without par value: 35,000
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Aaron Shoaf (Name) 2840 Hwy 95Alt S #7 (Street Address), Silver Springs (City), NV (State), 89429 (Zip Code) 2. (Name) (Street Address) (City) (State) (Zip Code) 3. (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To engage in any lawful activity
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Aaron Shoaf (Name) (Signature) 2840 Hwy 95Alt S #7 (Address), Silver Springs (City), NV (State), 89429 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 09/09/05 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.